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                                                                    EXHIBIT 23.1


                        CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-13917, 333-14509, and 333-18851) pertaining to The SABRE
Group Holdings, Inc. 1996 Long-Term Incentive Plan, 1996 Directors Stock Incentive Plan, and the Employee Stock Purchase Plan, respectively, of our report dated January 19, 1998, except for Note 14, as to which the date is February 27, 1998, with respect to the consolidated financial statements of The SABRE Group Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                           ERNST & YOUNG LLP

Dallas, Texas
March 23, 1998



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